UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

Napster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

Napster, Inc.
9044 Melrose Ave.
Los Angeles, CA 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 281-5000

N/A

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 8, 2007, Napster, Inc. issued a press release containing information about Napster's results of operations, subscriber levels and cash balances for the third fiscal quarter and as of December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 6, 2007, the Board of Directors increased the size of the Board to eight directors and unanimously appointed Ross Levinsohn as a Class I director. His term on the Board will expire at the Company’s 2007 annual meeting of stockholders. Mr. Levinsohn will serve as a member of the Compensation Committee of the Board.

There are no understandings or arrangements between Mr. Levinsohn and any other person pursuant to which Mr. Levinsohn was selected as a director. There are and have been no transactions either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Levinsohn that are required to be disclosed by Item 404(a) of Regulation S-K. As part of the compensation arrangement applicable to all Company directors, Mr. Levinsohn will participate in the Company’s non-employee director cash and equity compensation programs as described in the Company’s Proxy Statement dated August 1, 2006.

A copy of the press release announcing Mr. Levinsohn’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

99.1    Press Release dated February 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2007

Napster, Inc. (Registrant)

By:	/s/ William E. Growney, Jr.
Name: Title:	William E. Growney, Jr. Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Napster, Inc. on February 8, 2007.